UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012

AVEO Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34655	04-3581650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 299-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 18, 2012, Ronald A. DePinho, M.D., a member of the Board of Directors (the “Board”) of AVEO Pharmaceuticals, Inc. (the “Company”) informed the Company that he will retire from the Board, effective as of December 31, 2012.

(d) On December 18, 2012, the Board, based on the recommendation of the nominating and governance committee of the Board, elected Robert S. Epstein, M.D., M.S. to the Board, effective as of December 18, 2012. Dr. Epstein was elected to serve until the 2013 Annual Meeting of Stockholders and thereafter until his successor is duly elected and qualified.

In connection with Dr. Epstein’s appointment to the Board, he was granted an option, pursuant to the Company’s 2010 Stock Incentive Plan, to purchase 30,000 shares of the Company’s common stock at an exercise price equal to $7.05, the closing sale price of the common stock on the NASDAQ Global Select Market on the date of grant. Such option vests and becomes exercisable, subject to his continued service as a director, in 12 equal monthly installments commencing on the first day of the month following the date of grant. The option has a term of 10 years, provided that the vested portion of the option must be exercised within three months following his cessation of Board service. Pursuant to the Company’s director compensation policy, Dr. Epstein will also receive an annual retainer of $30,000 for serving on the Board and $1,750 for each meeting of the Board that he attends in person. He will also be compensated for his service on any committees of the Board. The Board has not yet determined whether Dr. Epstein will be named to any committees of the Board.

There is no arrangement or understanding between Dr. Epstein and any other person pursuant to which Dr. Epstein was selected as a director. Dr. Epstein is not a participant in any transaction involving the Company, and is not and has not been, since January 1, 2011, a participant in any proposed transaction with the Company required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The full text of the press release issued in connection with the announcement of Dr. Epstein’s election to the Board is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as though fully set forth herein.

Item 8.01	Other Events.

On December 20, 2012, the Company issued a press release in connection with the election of Dr. Epstein to the Board and Dr. DePinho’s retirement from the Board. The full text of the press release issued in connection with this announcement is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the information contained therein is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEO Pharmaceuticals, Inc.

Date: December 20, 2012	By:	/s/ Tuan Ha-Ngoc
Tuan Ha-Ngoc
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company on December 20, 2012